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Exhibit 3.2

[FORM OF]

AMENDED AND RESTATED BYLAWS

OF

REDDY ICE HOLDINGS, INC.

A Delaware Corporation

ARTICLE I

Meetings of Stockholders

        Section 1.    Annual Meetings.    An annual meeting of the stockholders shall be held each year within 150 days after the close of the immediately preceding fiscal year of the Corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the Chief Executive Officer of the Corporation; provided, however, that if the Chief Executive Officer does not act, the board of directors shall determine the date, time and place of such meeting.

        Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders (i) pursuant to the Corporation's notice of meeting delivered pursuant to Section 4 of Article I of these bylaws, (ii) by or at the direction of the Chairman of the board of directors or (iii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in the succeeding paragraphs of this Section 1 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

        For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the preceding paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting; provided, however, that with respect to the first annual meeting following the adoption of these bylaws or in the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the previous year's meeting, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder's notice. Notwithstanding anything in this paragraph to the contrary, if the number of directors to be elected to the board of directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 100 calendar days prior to the anniversary of the mailing of proxy materials for the prior year's annual meeting of stockholders, then a stockholder's notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Corporation.

        Such stockholder's notice also shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of any resolutions proposed to be adopted at the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

        Only such persons who are nominated in accordance with the procedures set forth in these bylaws (subject to the proviso in the second paragraph of this Section 1 with respect to nominations made or to be made in accordance with the provisions of the Stockholders Agreement) shall be eligible for election to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these bylaws. Except as otherwise provided by law, the certificate of incorporation of the Corporation or these bylaws, the chairman of the meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case maybe, in accordance with the procedures set forth in these bylaws and, if any proposed nomination is not in compliance with these bylaws, to declare that such defective proposal or nomination shall be disregarded. The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that any nomination or business was not properly brought before the meeting and in accordance with the provisions of these bylaws, and if he or she should so determine, the chairman shall so declare to the meeting and any such nomination or business not properly brought before the meeting shall not be transacted.

        Whenever used in the bylaws, "public announcement" shall mean disclosure (i) in a press release released by the Corporation (provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites) or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

        Nothing in these bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposal's in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) of the holders of any class or series of stock having a preference over the common stock of the Corporation to elect directors under specified circumstances, if any.

        Section 2.    Special Meetings.    Special meetings of stockholders may be called at any time only by the board of directors, the Chairman of the board of directors or by one or more stockholders holding shares of common stock representing at least 50% of the combined voting power of the outstanding common stock of the Corporation. Special meeting may be called for any purpose and may be held at such time and place, within or outside the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof.

        At any special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a special meeting of the stockholders, business must be either (i) specified in the notice of such special meeting (or any supplement thereto) given by or at the direction of the board of directors or (ii) otherwise properly brought before the meeting by or at the direction of the board of directors.

        Section 3.    Place of Meetings.    The Chief Executive Officer may designate any place, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, the place of meeting shall be the principal executive office of the Corporation.

        Section 4.    Notice.    Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears in the records of the Corporation.

        Section 5.    Stockholders List.    The officer having charge of the stock ledger of the Corporation shall make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 6.    Quorum.    The holders of a majority of the outstanding shares of capital stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation or these bylaws. When a quorum is once present to organize a meeting, the quorum is not broken by the subsequent withdrawal of any stockholders. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place in the manner provided by Section 7 of this Article until a quorum shall be so present or represented.

        Section 7.    Adjourned Meetings.    Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at some other place. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 8.    Vote Required.    The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. In all other matters, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation or these bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

        Section 9.    Voting Rights.    Except as otherwise provided by the General Corporation Law of the State of Delaware as from time to time in effect including any successor provisions of law (the "DGCL") or by the certificate of incorporation of the Corporation (including any certificate of designation relating to any series of preferred stock of the Corporation) or any amendments thereto and subject to Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

        Section 10.    Proxies.    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy expressly provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

        Section 11.    No Consent of Stockholders in Lieu of Meeting.    Subject to the rights of the holders of any preferred stock or any class or series of stock having a preference over the common stock as to dividends or upon dissolution, liquidation of winding up, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation, upon due notice and in accordance with the provisions of these by-laws, and may not be effected by any consent in writing by such stockholders.

        Section 12.    Organization.    Meetings of the stockholders shall be presided over by the Chairman of the board of directors, if any, or in the absence of the Chairman of the board of directors, by the Vice Chairman of the board of directors, if any, or in the absence of the Vice Chairman of the board of directors by the Chief Executive Officer, or in the absence of the Chief Executive Officer, by the President, or in the absence of the President by an Executive Vice President, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary of the Corporation, or in the absence of the Secretary, an Assistant Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.

        Section 13.    Inspectors of Election.    The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE II

Directors

        Section 1.    General.    The business and affairs of the Corporation shall be managed by and under the direction of the board of directors. In addition to such powers as are herein and in the certificate of incorporation expressly conferred upon it, the board of directors shall have and may exercise all the powers of the Corporation subject to the provisions fo the laws of Delaware, the certificate of incorporation and these by-laws.

        Section 2.    Number, Election and Term of Office.    The number of directors as of the date of these by-laws shall initially be 10 and shall thereafter be established from time to time by resolution of the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article II. A director shall hold office until his or her successor shall be elected and qualified or until such director's earlier death, resignation, retirement or removal from office.

        Section 3.    Removal and Resignation.    Any director or the entire board or directors may be removed at any time, with or without cause, by the holders of a majority of the shares entitled to vote at the election of directors. Any director may resign at any time upon written notice to the board of directors or to the Chief Executive Officer, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The acceptance of a resignation shall not be necessary to make it effective.

        Section 4.    Vacancies.    Unless otherwise provided in the certificate of incorporation or these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until his or her successor shall be elected and qualified or until such director's earlier death, resignation, retirement or removal from office.

        Section 5.    Annual Meetings.    The annual meeting of each newly elected board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders.

        Section 6.    Other Meetings and Notice.    Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place within or outside the State of Delaware as shall from time to time be determined by resolution of the board of directors. Special meetings of the board of directors may be held at any time or place within or outside the State of Delaware whenever called by or at the request of the Chairman of the Board, any two directors, the Chief Executive Officer or the President on at least 24 hours notice to each director, either personally, by telephone, by mail, by facsimile or e-mail.

        Section 7.    Quorum, Required Vote and Adjournment.    At all meetings of the board of directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the certificate of incorporation or these bylaws shall require a vote of a greater number. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 8.    Committees.    Subject to the rules and regulations of any stock exchange upon which the shares of the Corporation are listed, the board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these bylaws shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

        Section 9.    Committee Rules.    Each committee of the board of directors may adopt, amend and repeal rules for the conduct of its business and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee and subject to the rules and regulations of any stock exchange upon which the shares of the Corporation are listed. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 7 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. In the absence of a provision by the board of directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee and in other respects each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to this Article.

        Section 9.    Communications Equipment.    Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section shall constitute presence in person at the meeting.

        Section 10.    Waiver of Notice.    Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

        Section 11.    Action by Written Consent.    Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        Section 12.    Organization.    Meetings of the board of directors shall be presided over by the Chairman of the board of directors, if any, or in the absence of the Chairman by the Vice Chairman of the board of directors, if any, or in the absence of the Vice Chairman by the Chief Executive Officer, or in the absence of the foregoing persons by a chairman chosen at the meeting. The Secretary of the Corporation, or in the absence of the Secretary, an Assistant Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.

        Section 13.    Compensation.    Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

        Section 14.    Reliance Upon Books and Records.    A member of the board of directors, or a member of any committee designated by the board of directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers, employees, agents, committees, or by any other person as to matters the member reasonably believes are within such other person's or persons' professional or expert competence, and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE III

Officers

        Section 1.    Number.    The officers of the Corporation shall be elected by the board of directors and may consist of a Chief Executive Officer, a President, a Chief Financial Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, any number of Assistant Secretaries and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person unless the certificate of incorporation or these bylaws otherwise provide. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable. The board of directors may also elect from among its members a Chairman of the board of directors.

        Section 2.    Election and Term of Office.    The officers of the Corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. New offices may be created and filled at any meeting of the board of directors. Unless otherwise provided in the resolution of the board of directors electing any officer, each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

        Section 3.    Removal; Resignation.    Any officer elected by the board of directors may be removed by the board of directors with or without cause whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, but the election of an officer shall not of itself create contractual rights. Any officer may resign at any time upon written notice to the board of directors or to the Chief Executive Officer, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

        Section 4.    Vacancies.    Any vacancy occurring in any office of the Corporation because of death, resignation, removal, disqualification or otherwise, may be filled for the unexpired portion of the term by the board of directors then in office at any annual, regular or special meeting.

        Section 5.    Compensation.    Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

        Section 6.    Chairman of the Board.    The Chairman of the board of directors, if any, shall preside at all meetings of the board of directors and of the stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the board or as may be provided by law.

        Section 7.    Chief Executive Officer.    The Chief Executive Officer of the Corporation shall, subject to the provisions of these bylaws and the control of the board of directors, have general and active management, direction, and supervision over the business of the Corporation and over its officers. He or she shall perform all duties incident to the office of chief executive and such other duties as from time to time may be assigned to him or her by the board of directors or as may be provided in these bylaws. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. The Chief Executive Officer shall report directly to the board of directors and shall have the right to delegate any of his or her powers to any other officer or employee and the authority to appoint Vice Presidents of the Corporation.

        Section 8.    President.    The President, subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. In the case where the President is not also the Chief Executive Officer, the President shall report to the Chief Executive Officer and shall have such duties and responsibilities as shall be determined by the board of directors. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these bylaws. At the request of the Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of the Chief Executive Officer's inability or refusal to act, the President shall perform the duties of Chief Executive Officer, and when so acting, shall have the powers of and be subject to the restrictions placed upon the Chief Executive Officer in respect of the performance of such duties.

        Section 9.    Chief Financial Officer.    The Chief Financial Officer shall be responsible for the financial affairs of the Corporation and shall be the chief accounting officer for public securities purposes. If the Chief Financial Officer is not also the treasurer of the Corporation, he or she shall be responsible for the supervision of the treasurer. He or she shall perform all duties incident to the office of Chief Financial Officer, and such other duties as may from time to time be assigned to him or her by the board of directors or as may be provided in these bylaws.

        Section 10.    Executive Vice Presidents.    Each Executive Vice President shall perform all such duties as from time to time may be assigned to him or her by the board of directors, the President or the Chief Executive Officer. At the request of the President or in the absence of the President or in the event of the President's inability or refusal to act, the Executive Vice President, or if there shall be more than one, the Executive Vice Presidents in the order determined by the board of directors (or if there be no such determination, then the Executive Vice Presidents in the order of their appointment), shall perform the duties of the President, and when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

        Section 11.    Senior Vice Presidents.    Each Senior Vice President shall perform all such duties as from time to time may be assigned to him or her by the board of directors, the President or the Chief Executive Officer. There shall be no duties that are incident to the office of the Senior Vice President, other than those that are specifically assigned by the board of directors, the President or the Chief Executive Officer.

        Section 12.    Vice Presidents.    Each Vice President shall perform all such duties as from time to time may be assigned to him or her by the board of directors, the President or the Chief Executive Officer. There shall be no duties that are incident to the office of Vice President, other than those that are specifically assigned by the board of directors, the President or the Chief Executive Officer.

        Section 13.    The Treasurer.    The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the board of directors. If required by the board of directors, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the board of directors may determine. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall render to the President, the Chief Executive Officer and to the board of directors, whenever requested, an account of the financial condition of the Corporation, and, in general, shall perform all the duties incident to the office of the treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the board of directors, the President or the Chief Executive Officer or as may be provided by law.

        Section 14.    The Secretary and Assistant Secretaries.    The Secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the supervision of the Chief Executive Officer and the President, the Secretary shall give, or cause to be given, all notices required to be given by these bylaws or by law; shall have such powers and perform such duties as the board of directors, the Chief Executive Officer, the President or these bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors, the President or the Chief Executive Officer may, from time to time, prescribe.

        Section 15.    Other Officers, Assistant Officers and Agents.    Officers and assistant officers, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors which is not inconsistent with these bylaws.

        Section 16.    Absence or Disability of Officers.    In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE IV

Certificates of Stock

        Section 1.    Form.    Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chief Executive Officer, the President, or a Vice President and the Secretary or any Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is manually signed by one officer or manually countersigned (i) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (ii) by a registrar, other than the Corporation or its employee, any other signatures on the certificate may be facsimiles. In case any officer or officers or transfer agent or registrar who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation or such transfer agent or registrar whether because of death, resignation or otherwise before such certificate or certificates have been issued and delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation or such transfer agent or registrar. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

        Section 2.    Lost Certificates.    The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section 3.    Fixing a Record Date for Stockholder Meetings.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

        Section 4.    Dividends.    Subject to the provisions of the certificate of incorporation of the Corporation, the board of directors may at any regular or special meeting, declare dividends upon the stock of the Corporation either (i) out of its surplus, as defined in and computed in accordance with Sections 154 and 244 of the DGCL or (ii) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

        Section 5.    Fixing a Record Date for Dividend or Other Purposes.    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

        Section 6.    Registered Stockholders.    Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

ARTICLE V

Indemnification

        The Corporation shall indemnify the Indemnitees (as that term is defined in the certificate of incorporation of the Corporation) as specified in the Corporation's certificate of incorporation.

ARTICLE VI

General Provisions

        Section 1.    Fiscal Year.    The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

        Section 2.    Corporate Seal.    The board of directors may provide a corporate seal which shall be in such form as may be approved from time to time by the board of directors of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        Section 3.    Section Headings.    Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

        Section 4.    Inconsistent Provisions.    In the event that any provision of these bylaws is or becomes inconsistent with any provision of the certificate of incorporation, the DGCL or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VII

Amendments

        These bylaws may be amended or repealed and new bylaws adopted by the board of directors. The fact that the power to adopt, amend or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

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[FORM OF] AMENDED AND RESTATED BYLAWS OF REDDY ICE HOLDINGS, INC. A Delaware Corporation ARTICLE I Meetings of Stockholders
ARTICLE II Directors
ARTICLE III Officers
ARTICLE IV Certificates of Stock
ARTICLE V Indemnification
ARTICLE VI General Provisions
ARTICLE VII Amendments